Exhibit 10.54

Execution Version

EQUITY FUNDING AGREEMENT

dated as of July 26, 2010

among

KAHUKU WIND POWER, LLC, as Borrower

KAHUKU HOLDINGS, LLC, as Equity Investor

U.S. DEPARTMENT OF ENERGY (acting through its Loan Guarantee Program Office),

as Guarantor and Loan Servicer

and

MIDLAND LOAN SERVICES, INC.,

as Collateral Agent

Kahuku Wind Project

Oahu, Hawaii

EQUITY FUNDING AGREEMENT

This EQUITY FUNDING AGREEMENT (this “Agreement”), dated as of July 26, 2010, is by and among (i) KAHUKU WIND POWER, LLC, a limited liability company organized and existing under the laws of Delaware, as Borrower, (ii) KAHUKU HOLDINGS, LLC, a limited liability company organized and existing under the laws of Delaware, as the Equity Investor, (iii) the U.S. DEPARTMENT OF ENERGY, for itself as a Credit Party and as guarantor of the Advances made under the DOE Credit Facility Documents (in such capacity, “DOE”), (iv) DOE, acting through its Loan Guarantee Program Office, as the Loan Servicer, and (v) MIDLAND LOAN SERVICES, INC., a corporation formed and existing under the laws of Delaware, as the Collateral Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Loan Documents, the Borrower intends to develop, construct, own and operate the Project;

WHEREAS, the Equity Investor is the sole Equity Owner of the Borrower;

WHEREAS, the Equity Investor will receive substantial direct and indirect benefits from the development of the Project, and such development is dependent upon the Equity Investor making the Equity Contributions provided for herein.

WHEREAS, the Equity Investor has arranged for its obligations under this Agreement to be supported by one or more Equity Investor Letters of Credit.

WHEREAS, the Equity Investor desires to execute this Agreement to satisfy the conditions set forth in the Loan Documents.

NOW, THEREFORE, in consideration of the promises contained herein and other benefits to the Equity Investor, the receipt and sufficiency of which are hereby acknowledged, the Equity Investor hereby covenants and agrees with the Borrower, DOE, Loan Servicer and the Collateral Agent for the benefit of the Secured Parties as follows:

Section 1.   Definitions.

All capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in Exhibit A of the Common Agreement. The Rules of Interpretation set forth in Exhibit B of the Common Agreement shall govern this Agreement. In addition, as used herein:

“Accelerated Equity Contribution” shall have the meaning set forth in Section 2.1(e).

“Agreement” shall have the meaning set forth in the preamble.

“Base Equity” shall mean the aggregate amount of Equity Contributions required to be made to the Borrower by or on behalf of the Equity Investor in respect of the Base Equity

Commitment.

“Borrower” shall have the meaning set forth in the preamble.

“Closing Date” means the date of this Agreement.

“Collateral Agent” shall have the meaning set forth in the preamble.

“Common Agreement” shall mean that certain Common Agreement, dated as of the Closing Date between, among others, the Borrower, DOE, the Loan Servicer and the Collateral Agent.

“Equity Commitment” shall mean the aggregate sum of (x) the Base Equity Commitment (including 100% of Ineligible Base Project Costs), plus (y) the Overrun Equity Commitment.

“Equity Contribution” shall have the meaning set forth in Section 2.1.

“Equity Contribution Account” shall have the meaning set forth in the Collateral Agency Agreement.

“Equity Investor” shall have the meaning set forth in the preamble.

“Equity Investor LC” shall mean an unconditional, irrevocable, direct-pay, letter of credit provided by the Equity Investor pursuant to Section 2.2 that is denominated in Dollars, that is issued in favor of the Collateral Agent (on behalf of the Secured Parties) by a bank with a branch or representative office in New York, New York, or Connecticut and that is organized under or is licensed as a branch or agency under the laws of the United States or any state thereof that (i) has outstanding unguaranteed and unsecured long-term Indebtedness that is rated “A-” or better by S&P and/or “A3” or better by Moody’s (and, if the applicable rating is “A-” by S&P or “A3” by Moody’s, such rating is not on negative watch) and that is otherwise acceptable to DOE, and (ii) meets each of the following requirements and is otherwise in form and substance satisfactory to DOE in its sole discretion:

(A)          the initial expiration date thereof shall be at least twelve (12) months beyond the date of issuance, and shall be renewed (or replaced with another Equity Investor LC) at least thirty (30) days prior to its expiration (which renewal period shall be for at least twelve (12) months);

(B)           upon any failure to renew such Equity Investor LC at least thirty (30) days prior to such expiration date, or if the issuer of such Equity Investor LC shall fail to meet the requirements with respect thereto the entire face amount thereof shall be drawable by the Collateral Agent (unless the Collateral Agent shall have received a replacement letter of credit meeting the conditions herein imposed);

(C)           there shall be no conditions to any drawing thereunder other than the submission of a drawing request substantially in the form attached to such Equity Investor LC; and

(D)          no agreement, instrument or document executed in connection with such Equity Investor LC shall provide the issuer thereof or any other Person with any claim against the Borrower, the Collateral Agent, the Loan Servicer or any other Secured Party, or against any Collateral Security, whether for costs of maintenance, reimbursement of amounts drawn under such letter of credit or otherwise.

“Equity Investor Support Period” shall mean the period between the Closing Date and the Termination Date.

“Forward Equity Commitment” shall mean an amount equal to the Base Equity Commitment pursuant to the Financial Plan less the Approved Pre-Closing Equity Credit, in each case in effect as of the Closing Date.

“Overrun Equity” shall mean the aggregate amount of Equity Contributions required to be made to the Borrower by or on behalf of the Equity Investor in respect of the Overrun Equity Commitment.

“Termination Date” shall mean the earlier to occur of (a) the date on which all Equity Contributions required to be made hereunder have been made, or (b) the occurrence of Operational Completion under the Common Agreement.

Section 2.   Equity Commitments.

2.1   Equity Contributions.

(a)       Notwithstanding any provision to the contrary expressly contained in the Borrower’s Organizational Documents or herein, the Equity Investor hereby irrevocably and unconditionally agrees to make cash contributions of capital to the Borrower in an aggregate amount not to exceed the Equity Commitment at the times and for the purposes set forth below (collectively, the “Equity Contribution”).

(b)       Base Equity Commitment. The Equity Investor shall make Equity Contributions to pay for Eligible Base Project Costs in respect of the Base Equity Commitment on or prior to the date that is nine (9) Business Days prior to each Requested Advance Date, in an amount such that, after giving effect to all Advances to be made on such Requested Advance Date and any Approved Pre-Closing Equity Credit Balance, the Debt-to-Equity Contribution Ratio is not more than 79:21. The Equity Investor’s obligation to make Equity Contributions in respect of the Base Equity Commitment may be satisfied upon direction by the Equity Investor to the Collateral Agent to draw on its Equity Investor LC and payment with such funds of the applicable Equity Contribution to the Borrower.

(c)       Ineligible Base Project Costs. The Equity Investor shall make Equity Contributions in respect of Ineligible Base Project Costs on or prior to the date that is three (3) Business Days after receipt by the Equity Investor of written notice of amounts in the Construction Budget that have been applied to Ineligible Base Project Costs (which notice Borrower shall provide to Collateral Agent, the Loan Servicer and the Equity Investor not later than two (2) Business Days after the Borrower has Knowledge of the occurrence thereof), in an amount equal to 100% of such Ineligible Base Project Costs.

(d)       Overrun Equity Commitment. The Equity Investor shall make Equity Contributions to pay for Overrun Project Costs as and when due under the Project Documents up to the Overrun Equity Commitment on or prior to any date after (i) the Advances have been drawn in the full amount available under the DOE Credit Facility Documents, and (ii) the Contingencies have been fully utilized. The Equity Investor’s obligation to make Equity Contributions in respect of the Overrun Equity Commitment may be satisfied upon direction by the Equity Investor to the Collateral Agent to draw on its Equity Investor LC and payment with such funds of the applicable Equity Contribution to the Borrower.

(e)       Accelerated Equity Contribution. The Equity Investor shall make a payment in lieu of Equity Contributions (the “Accelerated Equity Contribution”), immediately (and in any event within two (2) Business Days) upon receipt from the Collateral Agent of written notice of the occurrence an Event of Default, prior to the occurrence of Operational Completion, and exercise of remedies under the Loan Documents, in an amount equal to the balance of the undrawn Base Equity Commitment and all amounts of the Overrun Equity Commitment. The Borrower and the Equity Investor hereby instruct the Collateral Agent, upon the Collateral Agent’s receipt of an Accelerated Equity Contribution or in the event of a draw by the Collateral Agent on the Equity Investor LC pursuant to this Section 2.1(e), to apply such amount to the payment of Project Costs, as and when they become due, in accordance with the Transaction Documents.

2.2           Equity Investor LCs.

(a)           The Equity Investor shall cause to be established and maintained in full force and effect, on the Closing Date and throughout the Equity Investor Support Period, an Equity Investor LC in an amount equal to the Forward Equity Commitment plus the Overrun Equity Commitment less the aggregate amount of any Equity Contributions made by the Equity Investor and less any amount of cash collateral posted in lieu of the Equity Investor LC.

(b)           The Collateral Agent shall draw on the Equity Investor LC (i) upon direction by the Equity Investor to the Collateral Agent to draw on its Equity Investor LC in accordance with Section 2.1(b) or Section 2.1(d), as applicable, or (ii) as directed by DOE, upon the failure of the Equity Investor to make an Equity Contribution when due; provided, that the Collateral Agent may draw on the Equity Investor LC only in such amount as is then needed to satisfy the amount of the required Equity Contribution.

(c)           Notwithstanding anything herein to the contrary, the Collateral Agent shall draw on the Equity Investor LC in the amount of the sum of the entire Equity Commitment applicable to the Equity Investor in the event that, during the Equity Investor Support Period, (i) the Equity Investor LC is set to expire within thirty (30) days and has not been replaced by the Equity Investor with an Equity Investor LC meeting the criteria set forth herein, or (ii) the issuer of the Equity Investor LC no longer meets the criteria set forth herein and the Equity Investor LC has not been replaced by the Equity Investor within twenty (20) Business Days with an Equity Investor LC meeting the criteria set forth herein.

(d)           The Borrower and the Equity Investor hereby instruct the Collateral Agent, upon the Collateral Agent’s receipt of Equity Contributions made pursuant to Section 2.1 or in the event of a draw by the Collateral Agent on the Equity Investor LC hereunder in connection with Equity Contributions to be made pursuant to Section 2.1, to deposit such amounts in the Equity Funding Account.

(e)           Promptly upon deposit of any Equity Contribution into the Equity Funding Account, but in no event later than two (2) Business Days after such deposit, the Collateral Agent shall (i) deliver to the issuer of the Equity Investor LC all reduction certificates or other information necessary to reduce the amount of the Equity Investor LC by the amount of any Equity Contribution made by the Equity Investor pursuant Sections 2.1 or 2.2, and (ii) if the Equity Commitment has been satisfied in full in accordance with the terms of this Agreement, return the Equity Investor LC to the Equity Investor.

2.3           Obligations.

(a)           The obligations of the Equity Investor hereunder are absolute, irrevocable and unconditional, and shall not be affected by (i) any breach by the Borrower, the Equity Investor or any other Person in the performance or observance of any of its agreements or covenants hereunder or under any Transaction Document, (ii) the bankruptcy or insolvency of the Borrower, the Equity Investor or any other Person, or (iii) the execution, delivery or performance by the Borrower or the Equity Investor of, or the exercise of any remedies of the Collateral Agent or any Secured Party under the Transaction Documents. The obligations of the Equity Investor hereunder shall not be subject to any abatement, reduction, limitation, impairment, termination, setoff, defense, counterclaim or recoupment whatsoever or any right to any thereof, and shall not be released, discharged or in any way affected by any reorganization, of any Person, or by the occurrence of any breach or default or the omission of any action, under or referred to in any of the Transaction Documents, or any modification of, or lack of priority or perfection of, or exercise of remedies with respect to any security for the obligations and shall be satisfied only by the Equity Investor making the Equity Contributions in accordance with Section 2.1 hereof or the draw by the Collateral Agent upon the Equity Investor LC, or a combination thereof.

(b)           The Equity Investor waives:

(i) Any right (except as shall be required by applicable law and cannot be waived) to require the Collateral Agent or any Secured Party to: (i) proceed against the Borrower, any guarantor thereof or any other party;

(ii) proceed against or exhaust any security held from the Borrower, any guarantor thereof or any other party; or (iii) pursue any other remedy whatsoever;

(ii)   Any defense based on or arising out of any defense of the Borrower, any guarantor thereof or any other party other than payment in full of the Secured Obligations, including, any defense that may arise by reason of the incapacity, lack of power or authority, death, dissolution, merger, termination or disability of the Equity Investor, Borrower or any other party, the unenforceability of the Secured Obligations or any part thereof from any cause, the failure of the Collateral Agent or any Secured Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of the Equity Investor, Borrower or any other Person, or the cessation from any cause of the liability of the Borrower other than payment in full of the Secured Obligations;

(iii)  Any defense based upon an election of remedies by the Collateral Agent or any Secured Party, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of the Equity Investor or the right of the Equity Investor to proceed against Borrower or another person for reimbursement, or both;

(iv)  Any defense based on any offset against any amounts which may be owed by any person to the Equity Investor for any reason whatsoever;

(v)   Any defense (including failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury), setoff or counterclaim which may at any time be available to or asserted by Borrower under the Common Agreement or any Loan Document;

(vi)  Any duty on the part of the Collateral Agent or any Secured Party to disclose to the Equity Investor any facts it may now or hereafter know about Borrower, regardless of whether any such Person has reason to believe that any such facts materially increase the risk beyond that which the Equity Investor intends to assume, or have reason to believe that such facts are unknown to the Equity Investor, or have a reasonable opportunity to communicate such facts to the Equity Investor, since the Equity Investor acknowledges that it is fully responsible for being and keeping informed of the financial condition of Borrower and of all circumstances bearing on the risk of non-payment of any Secured Obligation;

(vii) Any defense based on any change in the time, manner or place of any payment or performance under, or in any other term of, the Common Agreement, any other Loan Document, or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms of the Common Agreement or any other Loan Document;

(viii) Any right to assert the bankruptcy or insolvency of Borrower or any other person as a defense hereunder or as the basis for rescission hereof and any defense arising because of any Secured Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Law;

(ix)   Any defense based upon any borrowing or grant of a security interest under Section 364 of the Bankruptcy Law; and

(x)   Except as otherwise expressly provided in this Agreement, notice of acceptance of this Agreement and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Collateral Agent or any Secured Party against, and any other notice to, any party liable thereon (including the Equity Investor, the Borrower or any guarantor thereof).

(c)   Notwithstanding any payment or payments made by the Equity Investor under Section 2.1 hereof, the Equity Investor shall not be entitled nor subrogated to any of the rights of the Collateral Agent or any Secured Party against the Borrower or in respect of the Collateral held by the Collateral Agent until the satisfaction in full of the obligations of the Borrower under the Loan Documents. Notwithstanding the preceding sentence, if any amount shall be paid to the Equity Investor on account of such subrogation rights at any time prior to the date the obligations of the Borrower under the Loan Documents are satisfied in full, such amount shall be held by the Equity Investor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of the Equity Investor and shall be promptly turned over to the Collateral Agent in the exact form received by the Equity Investor (duly endorsed by the Equity Investor to the Collateral Agent, if required), to be applied against the obligations of the Borrower under the Loan Documents, whether matured or unmatured, in accordance with the Loan Documents.

Section 3.               Consent and Agreement.

(a)           The Equity Investor acknowledges receipt of the Security Agreement and consents in all respects to the collateral assignment thereunder (subject to the terms thereof) of all of the Borrower’s right, title and interest in, to and under this Agreement and the Equity Investor LC, including all of the Borrower’s rights to receive payments or other contributions under or with respect to this Agreement and all payments and other contributions due and to become due to the Borrower under or with respect to this Agreement, whether as contractual obligations, damages or otherwise.

(b)           The Equity Investor acknowledges and agrees, for the benefit of the Secured Parties, that, pursuant to and in accordance with the Loan Documents, following the occurrence and during the continuation of an Event of Default, the Collateral Agent (acting for the benefit of the Secured Parties and otherwise in accordance with the Collateral Agency Agreement) and any permitted assignee or designee thereof shall be entitled to exercise any and all rights of the Borrower under this Agreement in accordance with the terms hereof (in its own name or in the name of the Borrower), and the Equity Investor shall comply in all respects with such exercise. Without limiting the generality of the foregoing, following the occurrence and during the continuation of an Event of Default, the Collateral Agent and any assignee or designee thereof shall have, pursuant and subject to the terms of such Loan Documents, the full right and power to enforce directly against the Equity Investor all of its obligations under this Agreement and otherwise to exercise all remedies hereunder and to make all demands and give all notices and make all requests required or permitted to be made by the Borrower (in its own name or in the name of the Borrower) under this Agreement; provided, however, that the Equity Investor’s obligations hereunder shall not increase as a result of any such exercise of remedies.

Section 4.               Representations and Warranties of the Equity Investor. The Equity Investor makes the following representations and warranties as to itself for the benefit of each Secured Party, as a Secured Party represented by the Collateral Agent herein:

(a)       Equity Investor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The Equity Investor has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Equity Investor has been duly authorized by all necessary limited liability company action on the part of the Equity Investor.

(b)       Neither the execution and delivery by the Equity Investor of this Agreement, the compliance by the Equity Investor with the terms hereof, conflicts with, results in a breach of or constitutes a default under (i) any of the terms, conditions or provisions of the Organizational Documents or other applicable corporate documents of the Equity Investor, (ii) any applicable law, or (iii) any of the terms and conditions of, or results in the creation or imposition of, or the obligation to create or impose, any lien (except Permitted Liens pursuant to the Common Agreement) upon any of the property or assets of the Equity Investor pursuant to the terms of any other Loan Document or any agreement or instrument to which the Equity Investor is a party or by which it or any of its property or assets is bound.

(c)       This Agreement is the legal, valid and binding obligation of the Equity Investor enforceable against the Equity Investor in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights and general principles of equity (regardless of whether enforceability is considered in law or in equity).

(d)       No consent of any other Person and no Governmental Approval is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the taking of any action by the Equity Investor as contemplated herein.

(e)       There is no action, suit or proceeding at law or in equity by any Person or any arbitration or any administrative or other proceeding by or before, or, to the knowledge of the Equity Investor, any investigation by, any Governmental Authority pending or, to the knowledge of the Equity Investor, threatened against or affecting the Equity Investor or any of its properties or rights which questions or challenges the legality or validity of or seeks damages in connection with this Agreement or any action taken or to be taken by the Equity Investor pursuant to this Agreement or in connection with the transactions contemplated hereby.

(f)        No steps have been taken or legal proceedings started by or against it and, to its knowledge, no such action has been threatened against it for its bankruptcy, winding-up, dissolution or reorganization of or for the appointment of a receiver, trustee or similar officer with respect to it or any of its property.

Section 5.   Miscellaneous.

5.1           No Waiver; Cumulative Remedies. No failure or delay on the part of the Collateral Agent or any other Secured Party in exercising any right, power or privilege hereunder and no course of dealing between the Equity Investor and the Collateral Agent or any other Secured Party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent or any other Secured Party would otherwise have. No notice to or demand on the Equity Investor in any case shall entitle the Equity Investor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Collateral Agent or any other Secured Party to any other or further action in any circumstances without notice or demand.

5.2           Amendments. None of the terms and conditions of this Agreement may be amended, supplemented, modified or waived, nor may any consent under or with respect to such terms and conditions be granted, unless each of the parties hereto agrees thereto in writing.

5.3           Notices. All notices and other communications provided for hereunder shall be provided pursuant to each party’s address specified opposite its name on Schedule 5.3, or to such other address as may be designated by any party in a written notice to each other party hereto.

5.4           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, all future holders of the obligations of the Borrower under the Loan Documents and their respective successors and assigns.

5.5   GOVERNING LAW; WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION.

(a)                      THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, FEDERAL LAW AND NOT THE LAW OF ANY STATE OR LOCALITY. TO THE EXTENT THAT A COURT LOOKS TO THE LAWS OF ANY STATE TO DETERMINE OR DEFINE THE FEDERAL LAW, IT IS THE INTENTION OF THE PARTIES HERETO THAT SUCH COURT SHALL LOOK ONLY TO THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE RULES OF CONFLICTS OF LAWS.

(b)                     EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS.

(c)                      BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE EQUITY INVESTOR IRREVOCABLY AND UNCONDITIONALLY:

(i)   SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING AGAINST IT ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF (I) THE COURTS OF THE UNITED STATES OF AMERICA FOR THE DISTRICT OF COLUMBIA, (II) THE COURTS OF THE UNITED STATES OF AMERICA IN AND FOR THE SOUTHERN DISTRICT OF NEW YORK, (III) ANY OTHER FEDERAL COURT OF COMPETENT JURISDICTION IN ANY OTHER JURISDICTION WHERE IT OR ANY OF ITS PROPERTY MAY BE FOUND, AND (IV) APPELLATE COURTS FROM ANY OF THE FOREGOING;

(ii)   CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN OR REMOVED TO SUCH COURTS, AND WAIVES ANY OBJECTION, OR RIGHT TO STAY OR DISMISS ANY ACTION OR PROCEEDING, THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(iii)   AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY

THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN SCHEDULE 5.3 OR AT SUCH OTHER ADDRESS OF WHICH EACH OTHER PARTY SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

(iv)   AGREES THAT NOTHING HEREIN SHALL (I) AFFECT THE RIGHT OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR (II) LIMIT THE RIGHT OF ANY PARTY TO COMMENCE PROCEEDINGS AGAINST OR OTHERWISE SUE THE EQUITY INVESTOR OR ANY OTHER PERSON IN ANY OTHER COURT OF COMPETENT JURISDICTION NOR SHALL THE COMMENCEMENT OF PROCEEDINGS IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE COMMENCEMENT OF PROCEEDINGS IN ANY OTHER JURISDICTION (WHETHER CONCURRENTLY OR NOT) IF, AND TO THE EXTENT, PERMITTED BY THE GOVERNMENTAL RULES; AND

(v)   AGREES THAT JUDGMENT AGAINST IT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR WITHOUT THE U.S. BY SUIT ON THE JUDGMENT OR OTHERWISE AS PROVIDED BY LAW, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH JUDGMENT SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND AMOUNT OF THE BORROWER’S OBLIGATION.

5.6           Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

5.7           No Third Party Beneficiaries. The agreements of the parties hereto are solely for the benefit of the Borrower, the Collateral Agent and the Secured Parties and their respective successors and assigns and no Person (other than the parties hereto and such Secured Parties) shall have any rights hereunder.

5.8           Survival. All agreements, statements, representations and warranties made by the Equity Investor herein or in any certificate or other instrument delivered by the Equity Investor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents regardless of any investigation made by the Secured Parties or on their behalf until the obligations of the Borrower under the Loan Documents shall have been paid in full.

5.9           Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

5.10         Independent Obligations. The Equity Investor’s obligations under this Agreement are independent of those of the Borrower.

5.11         Reinstatement. This Agreement and the obligations of the Equity Investor hereunder shall continue to be effective or be automatically reinstated, as the case may be, if and to the extent that for any reason any amount received by (a) the Borrower pursuant to Section 2.1, or (b) the Secured Parties in respect of the obligations of the Borrower under the Loan Documents, is rescinded, disgorged or reduced in amount, or must otherwise be restored or returned by the Borrower, or any Secured Party, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as if such payment had not been made, and the Equity Investor agrees that it will indemnify the Collateral Agent and its successors and assigns, on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Collateral Agent and its successors and assigns in connection with any such rescission, reduction or restoration.

5.12         Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

5.13         Entire Agreement. This Agreement, together with any other agreement or instrument executed in connection herewith, is intended by the parties hereto as a final expression of their agreement as to the matters covered hereby and is intended as a complete and exclusive statement of the terms and conditions thereof.

5.14         Collateral Agency Agreement. Whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent, or to any amendment, waiver or other modification of this Agreement to be executed (or not to be executed) by the Collateral Agent, or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be acting, giving, withholding, suffering, omitting, making or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed in accordance with the Collateral Agency Agreement. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim under or in relation to any Loan Document, or confer any rights or benefits on any party hereto.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

KAHUKU HOLDINGS, LLC

as Equity Investor

By:	/s/ Paul Gaynor

Name:	Paul Gaynor

Title:	President

SIGNATURE PAGE TO

EQUITY FUNDING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

KAHUKU WIND POWER, LLC

By:	Kahuku Holdings, LLC, its Member

By:	/s/ Robert S. Schauer
Name:
Title:

SIGNATURE PAGE TO

EQUITY FUNDING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

MIDLAND LOAN SERVICES, INC.

as Collateral Agent

By:	/s/ Bradley J. Hauger

Name:	Bradley J. Hauger
Senior Vice President
Its:	Servicing Officer

SIGNATURE PAGE TO

EQUITY FUNDING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

U.S. DEPARTMENT OF ENERGY,

as Loan Servicer

By:	/s/ [ILLEGIBLE]

Name:

Title:

SIGNATURE PAGE TO

EQUITY FUNDING AGREEMENT

Schedule 5.3

ADDRESSES

If to Equity Investor:
Kahuku Holdings, LLC c/o First Wind Energy, LLC 179 Lincoln Street, Suite 500 Boston, MA 02111 Attn: Secretary Email: elim@firstwind.com Telephone: (617) 960-2888 Facsimile: (617) 964-3342

with copy to:

First Wind Energy, LLC 179 Lincoln Street, Suite 500 Boston, MA 02111 Attn: Project Finance Email: mordway@firstwind.com Telephone: (617) 960-2888 Facsimile: (617) 964-3342

If to Borrower:

Kahuku Wind Power, LLC

c/o Kahuku Holdings, LLC

c/o First Wind Energy, LLC

179 Lincoln Street, Suite 500

Boston, MA 02111

Attn: Secretary

Email: elim@firstwind.com

Telephone: (617) 960-2888

Facsimile: (617) 964-3342

with copy to:

First Wind Energy, LLC 179 Lincoln Street, Suite 500 Boston, MA 02111 Attn: Project Finance Email: mordway@firstwind.com Telephone: (617) 960-2888 Facsimile: (617) 964-3342

If to Collateral Agent:
Midland Loan Services, Inc. 10851 Mastin, Suite 700 Overland Park, KS Attention: President Facsimile: (913) 253-9709

with a copy to:

Midland Loan Services, Inc. 10851 Mastin, Suite 700 Overland Park, KS Attention: General Counsel Facsimile: (913) 253-9709

If to DOE:
United States Department of Energy Loan Guarantee Program 1000 Independence Ave., SW Washington, D.C. 20585 Attn: Portfolio Director Email: lpo.portfolio@hq.doe.gov with copies to:

United States Department of Energy

Loan Guarantee Program

1000 Independence Ave., SW

Washington, D.C. 20585

Attn: Monique Fridell

Email: monique.fridell@hq.doe.gov

Telephone: (202) 586-8336

Facsimile: (202) 586-7366

United States Department of Energy

Loan Guarantee Program

1000 Independence Av., SW

Washington, D.C. 20585

Attn: Kimberly Heimert

Email: kimberly.heimert@hq.doe.gov

Telephone: (202) 287-5683

Facsimile: (202) 450-8483

Milbank, Tweed, Hadley & McCloy LLP 601 S. Figueroa St., 30th Fl. Los Angeles, CA 90017 Attn: Allan Marks Email: amarks@milbank.com Telephone: (213) 892-4000 Facsimile: (213) 629-5063